Execution Version

AMENDMENT NO. 1
TO
TRANCHE A WARRANTS TO PURCHASE COMMON STOCK AND TRANCHE B WARRANTS TO PURCHASE COMMON STOCK

This Amendment No. 1 to Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (this “Amendment”) is entered into effective as of November 30, 2011 (the “Effective Date”), by and among Genesis Biopharma, Inc., a Nevada corporation (the “Company”), and the parties set forth on the signature page hereto as the “Holders” (the “Holders”).

Background

A. The Company and the Holders are the parties to the (A) Tranche A Warrants to Purchase Common Stock (the “Tranche A Warrants”) and (B) Tranche B Warrants to Purchase Common Stock (the “Tranche B Warrants”).

B. The Holders own all of the currently outstanding Tranche A Warrants and Tranche B Warrants.

C. The Company and the Holders wish to amend the Tranche A Warrants and the Tranche B Warrants as set forth in this Amendment.

Agreement

The Company and the Holders agree as follows:

1. Section 1(b) of the Tranche A Warrant is hereby deleted in its entirety and replaced by the following:

“(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25, subject to adjustment as provided herein. Notwithstanding the foregoing, if at any time after the Issuance Date the Company consummates an equity financing for gross proceeds of at least $10,000,000, or the Company issues securities to any consultants, officers, directors, employees or third parties, for a price per share that is below the fair market value of the Common Stock as measured by the Closing Sale Price on the date of issuance, the Exercise Price shall be adjusted to the lesser of (i) $1.25 and (ii) eighty percent (80%) of the purchase price per share of Common Stock payable by the investors in such subsequent equity financing.”

2. Section 1(b) of the Tranche B Warrant is hereby deleted in its entirety and replaced by the following:

“(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25, subject to adjustment as provided herein. Notwithstanding the foregoing, if at any time after the Issuance Date the Company consummates an equity financing for gross proceeds of at least $10,000,000, or the Company issues securities to any consultants, officers, directors, employees or third parties, for a price per share that is below the fair market value of the Common Stock as measured by the Closing Sale Price on the date of issuance, the Exercise Price shall be adjusted to the lesser of (i) $1.25 and (ii) eighty percent (80%) of the purchase price per share of Common Stock payable by the investors in such subsequent equity financing.”

3. Section 16(h) of each of the Tranche A Warrants shall be deleted in its entirety and replaced with the following:

“(n) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, provided that the issuance is effectuated at a price per share that is no less than the fair market value of the Common Stock at the time of such issuance, as measured by the Closing Sale Price for the Common Stock on the date of such issuance; (ii) upon conversion of the Notes or the exercise of the Warrants; (iii) in connection with the payment of any Interest Shares on the Notes; (iv) in connection with any strategic acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, joint venture, corporate partnering arrangement, or otherwise, the primary purpose of which is not to raise equity capital; and (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.”

4. Section 16(h) of each of the Tranche B Warrants shall be deleted in its entirety and replaced with the following:

“(n) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, provided that the issuance is effectuated at a price per share that is no less than the fair market value of the Common Stock at the time of such issuance, as measured by the Closing Sale Price for the Common Stock on the date of such issuance; (ii) upon conversion of the Notes or the exercise of the Warrants; (iii) in connection with the payment of any Interest Shares on the Notes; (iv) in connection with any strategic acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, joint venture, corporate partnering arrangement, or otherwise, the primary purpose of which is not to raise equity capital; and (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.”

5. Except as expressly set forth in the preceding Sections 1 through 4, each of the Tranche A Warrants and the Tranche B Warrants shall remain in full force and effect.

4. Each Holder represents and warrants to the Company that this Amendment has been duly authorized, executed and delivered by him, her or it and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms.

5. The Company represents and warrants to the Holders that this Amendment has been duly authorized, executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

6. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

7. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MIGHT CAUSE THE LAWS OF ANY OTHER JURISDICTION TO BE APPLIED.

IN WITNESS WHEREOF, the Company and the Holders have duly executed this Amendment effective as of the Effective Date.

COMPANY:	HOLDER:

GENESIS BIOPHARMA, INC.	Ayer Capital Partners Master Fund, L.P.

By:	By:
Name:	Name:
Title:	Title:

HOLDER:	HOLDER:

Epworth-Ayer Capital	Bristol Investment Fund, Ltd.

By:	By:
Name:	Name:
Title:	Title:

HOLDER:

Ayer Capital Partners Kestrel Fund, LP

By:
Name:
Title: